Exhibit 99.1

FOR IMMEDIATE RELEASE

Hill International Reports 2019 First Quarter Financial Results

•	Backlog increases 12% from year-end to $831 million

•	Consulting fee revenue increases 5% from prior quarter

•	Free cash flow generation of $7 million driven by improved operating results and capital management

PHILADELPHIA, PA - May 8, 2019 - (GLOBE NEWSWIRE) - Hill International, Inc. (NYSE:HIL) ("Hill" or the "Company"), the global leader in managing construction risk, announced today that it filed its Quarterly Report on Form 10-Q for the first quarter ended March 31, 2019. This release will be followed by a conference call on May 9, 2019 at 8:30 am EDT with Hill International Chief Executive Officer Raouf Ghali and Senior Vice President and Chief Financial Officer Todd Weintraub.

Mr. Ghali commented, “We have started to turn the corner this quarter, with backlog, consulting fee revenue, and profitability all improving. We continue to control costs while refocusing on our clients’ needs. Based on these positive trends and supported by several major new wins, I am optimistic about 2019 and beyond. In the first quarter of 2019, we have increased backlog 12% to $831 million and our opportunities pipeline remains quite robust. I look forward to providing you with an update during our conference call tomorrow morning.”

First Quarter Financial Results

Note that the Company believes a comparison of 2019 results to the comparable 2018 period is not meaningful due to the high level of non-recurring items throughout 2018. The Company believes a more meaningful comparison is a sequential comparison to the immediately preceding fourth quarter of 2018 to demonstrate the Company’s progress relative to its plan.

Hill's consulting fee revenue ("CFR") increased 4.8% to $79.0 million for the quarter ended March 31, 2019 from $75.4 million for the quarter ended December 31, 2018. Total revenue for the quarter ended March 31, 2019 was $98.7 million, a decrease of 2.0% compared to the quarter ended December 31, 2018.

The Company’s operating profit for the quarter ended March 31, 2019 improved to $0.5 million compared to an operating loss of $4.5 million during the fourth quarter of 2018. Net loss from continuing operations decreased to $2.1 million, or $0.04 per diluted share, from a net loss from continuing operations of $7.3 million, or $0.13 per diluted share, for the quarters ended March 31, 2019 and December 31, 2018, respectively.

The operating results in both the first quarter of 2019 and the fourth quarter of 2018 were impacted by higher than usual selling, general, and administrative ("SG&A") expenses. The elevated expenses related primarily to the Company’s financial restatement and implementation costs associated with the previously disclosed Profit Improvement Plan (“PIP”). The financial restatement and PIP were completed during 2018 with some costs related to the PIP recognized this quarter and the remainder to be recognized during the second quarter. SG&A expenses were also impacted by unrealized foreign exchange movements in both quarters.

Adjusted EBITDA (as defined below), which excludes the effects of the SG&A items specified above, improved to $2.4 million for the first quarter of 2019, compared to a loss of $0.5 million for the fourth quarter of 2018 (see EBITDA and adjusted EBITDA table below). Bad debt provision of $0.9 million and $3.1 million for the quarters ended March 31, 2019 and December 31, 2018, respectively, negatively impacted adjusted EBITDA.

EBITDA

Earnings (loss) before interest, taxes, depreciation and amortization ("EBITDA") from continuing operations is not a measure of financial performance under generally accepted accounting principles ("GAAP"). EBITDA, in addition to operating profit, net income, and other GAAP measures, is a useful indicator of Hill's financial and operating performance and its ability to generate cash flow from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP.

Adjusted EBITDA

EBITDA, adjusted for unrealized foreign currency translation losses (benefit) and non-recurring activity such as costs incurred with the PIP and other one-time costs (“Adjusted EBITDA”), is not a measure of financial performance under GAAP.

The following table includes a reconciliation of EBITDA and Adjusted EBITDA to the most directly comparable GAAP measure:

	Three Months Ended March 31, 2019	Three Months Ended December 31, 2018
(in thousands)
Net (loss) earnings from continuing operations	(2,068)	(7,295)
Less: net earnings (loss) - noncontrolling interests	67	(10)
Net loss attributable to Hill International, Inc.	$(2,135)	$(7,285)

Interest and related financing fees, net	1,512	1,455
Income tax expense	1,095	1,311
Depreciation and amortization expense	791	1,997
EBITDA	$1,263	$(2,522)

Adjustments:
Profit Improvement Plan and Other One-Time Costs	1,218	2,752
Stock Compensation	241	881
Unrealized foreign currency translation loss (benefit)	(352)	(1,581)
Adjusted EBITDA	$2,370	$(470)

Conference Call

Mr. Ghali, and Mr. Weintraub will host a conference call on Thursday, May 9, 2019, at 8:30 am Eastern Daylight Time to discuss the results.

Interested parties may participate in the call by dialing (877) 511-3236 (Domestic) or (786) 815-8670 (International) approximately 10 minutes before the call is scheduled to begin and asking to be connected to the Hill International Conference Call. To listen to the live call online, please go to the “Investor Relations” section of Hill’s website at www.hillintl.com and click on “Financial Information,” and then “Conferences and Calls.” Please go to the website at least 15 minutes early to register, download, and install any necessary audio software. If you are unable to participate in the live call, the conference call will be archived on Hill’s website and accessible for approximately 90 days.

About Hill International

Hill International, with approximately 2,700 professionals in more than 50 offices worldwide, provides program management, project management, construction management, and other consulting services to clients in a variety of market sectors. Engineering News-Record magazine recently ranked Hill as the eighth-largest construction management firm in the United States. For more information on Hill, please visit our website at www.hillintl.com.

Forward Looking Statements

Certain statements contained herein may be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information, the matters set forth herein including, but not limited to, any statements of belief or intent, any statements concerning our plans, strategies, and objectives for future operations are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates, and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission, including that unfavorable global economic conditions may adversely impact our business, our backlog may not be fully realized as revenue, and our expenses may be higher than anticipated. We do not intend, and undertake no obligation, to update any forward-looking statement.

Hill International, Inc.
Elizabeth J. Zipf, LEED AP BD+C
Senior Vice President
Hill International, Inc.
One Commerce Square
2005 Market Street, 17th Floor
Philadelphia, PA 19103
Tel:  215-309-7707
elizabethzipf@hillintl.com

Hill International, Inc.
Todd Weintraub
Senior Vice President and Chief Financial Officer
(215) 309-7951
toddweintraub@hillintl.com

InvestorCom
John Glenn Grau
President
(203) 295-7841
jgrau@investor-com.com
(HIL-G)

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